Exhibit 99.3

UMB Financial Corporation Announces Pricing of an Underwritten Offering of 2,800,000 Shares of Common Stock

April 29, 2024

KANSAS CITY, Mo. —(BUSINESS WIRE)— UMB Financial Corporation (Nasdaq: UMBF) (“UMB”) announced today that it priced an underwritten public offering of 2,800,000 shares of its common stock at a price of $75.00 per share (before underwriting discounts and commissions), for approximate net proceeds of $201.6 million (before offering expenses, assuming the underwriters do not exercise their option to purchase additional shares and upon, and assuming, full physical settlement of the forward sale agreement) in connection with the forward sale agreement described below.

The underwriters have been granted the option to purchase up to an additional 420,000 shares of UMB’s common stock. If such option is exercised, then UMB plans to enter into an additional forward sale agreement with the forward purchaser in respect of the number of additional shares of UMB’s common stock that is subject to the exercise of such option. The offering is expected to close on May 1, 2024, subject to the satisfaction of customary conditions.

The offering included participation from Wellington Management, on behalf of their investors, along with other institutional investors.

BofA Securities is acting as lead book-running manager for the offering. Morgan Stanley & Co. LLC is acting as book-running manager. Piper Sandler & Co. and RBC Capital Markets, LLC are acting as co-managers for the offering.

In connection with the offering, UMB entered into a forward sale agreement with an affiliate of BofA Securities (the “forward purchaser”), pursuant to which UMB has agreed to sell shares of its common stock to the forward purchaser at an initial forward sale price per share equal to the price per share at which the underwriters purchase the shares in the offering, subject to certain adjustments. In connection with the forward sale agreement, the forward purchaser or its affiliate is borrowing from third parties an aggregate of 2,800,000 shares of UMB’s common stock. Such borrowed shares of UMB’s common stock will be delivered by BofA Securities (in such capacity, the “forward seller”) for sale to the underwriters in the offering. UMB expects to physically settle the forward sale agreement (by the delivery of shares of its common stock) and receive proceeds from the sale of those shares of its common stock upon one or more forward settlement dates within approximately 18 months from the date hereof. UMB may also elect cash settlement or net share settlement for all or a portion of its obligations under the forward sale agreement. If the forward purchaser or its affiliate does not borrow and deliver to the forward seller for sale all of the shares of UMB’s common stock to be delivered and sold by it pursuant to the terms of the underwriting agreement, UMB will issue and sell directly to the underwriters the number of shares of its common stock not borrowed and delivered for sale by the forward purchaser or its affiliate, and under such circumstances the number of shares of UMB’s common stock underlying the forward sale agreement will be decreased by the number of shares of its common stock that UMB issues and sells.

UMB will not receive any proceeds from the sale of the shares of its common stock sold by the forward seller to the underwriters. UMB intends to use any net proceeds that it receives upon physical settlement of the forward sale agreement and the additional forward sale agreement, if any, for general corporate purposes, which may include, among other uses, contributing Tier 1 capital into UMB Bank. The precise amounts and timing of these uses of proceeds will depend on the funding requirements of UMB and its subsidiaries.

The offering is being made pursuant to an effective registration statement (including a prospectus) on Form S-3 previously filed with the Securities and Exchange Commission (“SEC”) and a prospectus supplement. A final prospectus supplement and accompanying prospectus relating to the offering will be filed with the SEC and will be available on the SEC’s website located at www.sec.gov. Copies of the final prospectus supplement and accompanying prospectus relating to the offering, when available, may be obtained from BofA Securities, NC1-022-02-25, 201 North Tryon Street, Charlotte, NC 28255-0001, Attention: Prospectus Department or by email at dg.prospectus_requests@bofa.com; Morgan Stanley & Co. LLC, 180 Varick Street, 2nd Floor, New York, NY 10014; Piper Sandler & Co., 800 Nicollet Mall, J12S03, Minneapolis, MN 55402, Attention: Prospectus Department, by telephone at (800) 747-3924 or by email at prospectus@psc.com; and RBC Capital Markets, 200 Vesey Street, 8th Floor, New York, NY 10281, Attn: Prospectus Department, by telephone at 877-822-4089 or by email at equityprospectus@rbccm.com.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of these securities, in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. The offering of these securities may be made only by means of a prospectus supplement and accompanying base prospectus relating to this offering.

About UMB:

UMB Financial Corporation (Nasdaq: UMBF) is a financial services company headquartered in Kansas City, Missouri. UMB offers commercial banking, which includes comprehensive deposit, lending and investment services, personal banking, which includes wealth management and financial planning services, and institutional banking, which includes asset servicing, corporate trust solutions, investment banking, and healthcare services. UMB operates branches throughout Missouri, Illinois, Colorado, Kansas, Oklahoma, Nebraska, Arizona and Texas. As the company’s reach continues to grow, it also serves business clients nationwide and institutional clients in several countries. For more information, visit UMB.com, UMB Blog, UMB Facebook and UMB LinkedIn.

Forward-Looking Statements:

This press release contains, and our other communications may contain, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements can be identified by the fact that they do not relate strictly to historical or current facts. Forward-looking statements often use words such as “believe,” “expect,” “anticipate,” “intend,” “estimate,” “project,” “outlook,” “forecast,” “target,” “trend,” “plan,” “goal,” or other words of comparable meaning or future-tense or conditional verbs such as “may,” “will,” “should,” “would,” or “could.” Forward-looking statements convey our expectations, intentions, or forecasts about future events, circumstances, results, or aspirations. All forward-looking statements are subject to assumptions, risks, and uncertainties, which may change over time and many of which are beyond our control. You should not rely on any forward-looking statement as a prediction or guarantee about the future. Our actual future objectives, strategies, plans, prospects, performance, condition, or results may differ materially from those set forth in any forward-looking statement. Some of the factors that may cause actual results or other future events, circumstances, or aspirations to differ from those in forward-looking statements are described in our Annual Report on Form 10-K for the year ended December 31, 2023, our Current Reports on Form 8-K, or other applicable documents that are filed or furnished with the U.S. Securities and Exchange Commission (SEC). In addition to such factors that have been disclosed previously: macroeconomic and adverse developments and uncertainties related to the collateral effects of the collapse of, and challenges for, domestic and international banks, including the impacts to the U.S. and global economies; sustained levels of high inflation and the potential for an economic recession on the heels of aggressive quantitative tightening by the Federal Reserve, and impacts related to or resulting from instability in the Middle East and Russia’s military action in Ukraine, such as the broader impacts to financial markets and the global macroeconomic and geopolitical environments, may also cause actual results or other future events, circumstances, or aspirations to differ from our forward-looking statements. Any forward-looking statement made by us or on our behalf speaks only as of the date that it was made. We do not undertake to update any forward-looking statement to reflect the impact of events, circumstances, or results that arise after the date that the statement was made, except to the extent required by applicable securities laws. You, however, should consult further disclosures (including disclosures of a forward-looking nature) that we may make in any subsequent Annual Report on Form 10-K, Quarterly Report on Form 10-Q or Current Report on Form 8-K, or other applicable document that is filed or furnished with the SEC.

Media Contact: Stephanie Hague: 816.860.5088

Investor Relations Contact: Kay Gregory: 816.860.7106

Source: UMB Financial Corporation